FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to the Executive Employment Agreement dated February 16, 2007 between SEARCHLIGHT MINERALS CORP., a Nevada corporation, (the “Company”) and CARL S. AGER (the “Executive”).

WHEREAS:

A.      The Company and the Executive entered into an Executive Employment Agreement dated January 1, 2006 (the “Employment Agreement”), pursuant to which the Executive agreed to act as Treasurer and Secretary of the Company and to provide his services to the Company upon the terms and conditions as set forth in the Employment Agreement.

B.      The Company has agreed to increase the salary of the Executive to $160,000 US per year on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of covenants and agreements set out herein and the sum of $10.00 paid by the Executive to the Company, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the terms of the Employment Agreement as follows:

1.	Definitions. Except as otherwise set out herein, capitalized terms used in this Agreement shall have the same meaning as specified in the Employment Agreement.

2.	Amendment. Section 4.1 of the Employment Agreement is replaced in its entirety with the following:

“4.1      Salary. During the Employment Term, the Company shall pay the Executive in installments according to the Company’s regular payroll practice, a Salary at the annual rate of $160,000 US per year.”

3.	No Other Modification. The parties confirm that the terms, covenants and conditions of the Employment Agreement remain unchanged and in full force and effect, except as modified by this Agreement.

4.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

5.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

7.

Independent Legal Advice. The Executive acknowledges and agrees that O’Neill Law Group PLLC has acted solely as legal counsel for the Company and the Executive has been recommended to obtain independent legal advice prior to execution of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SEARCHLIGHT MINERALS CORP.
by its authorized signatory:

/s/ Ian R. McNeil
Signature of Authorized Signatory

Ian R. McNeil
Name of Authorized Signatory

President & CEO
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY CARL S. AGER
in the presence of:

/s/ Roberta Marzocchi
Signature of Witness

120-2441 W. Horizon Ridge PKWY, Anderson, Nevada 89052	/s/ Carl S. Ager
Address of Witness	CARL S. AGER